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                                                                     EXHIBIT 4.1


                      SECURITY CAPITAL GROUP INCORPORATED

                     ARTICLES OF AMENDMENT AND RESTATEMENT



THIS IS TO CERTIFY THAT:

     1. Security Capital Group Incorporated, a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

     2. The following provisions are all of the provisions of the charter currently in effect and as hereinafter amended:

     FIRST:  The name of the corporation (the "Corporation") is:

                      Security Capital Group Incorporated

     SECOND: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be formed under the general laws of the State of Maryland.

     THIRD: The current address of the principal office of the Corporation is 125 Lincoln Avenue, Santa Fe, New Mexico 87501. The post office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, 11 East Chase Street, Baltimore, Maryland 21202. The resident agent is a corporation located in the State of Maryland.

     FOURTH: The Corporation has authority to issue 250,000,000 shares of stock, consisting of 20,000,000 shares of Class A Common Stock $0.01 par value per share (the "Class A Stock"), 229,861,000 shares of Class B Common Stock, $0.01 par value per share (the "Class B Stock" and, together with the Class A Stock, the "Common Stock"), and 139,000 shares of Series A Cumulative Convertible Redeemable Voting Preferred Stock, $0.01 par value per share. The aggregate par value of all outstanding shares of stock having a par value is $2,500,000.00. The Board of Directors of the Corporation may, by articles supplementary filed with and accepted for record by the State Department of Assessments and Taxation of Maryland ("SDAT"), classify or reclassify any unissued shares of stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of stock; provided, however, that the Corporation shall not have the authority to issue in excess of 20,000,000 shares of Class A Stock. The Board of Directors of the Corporation may authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into or exchangeable for shares of its stock of any class,

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whether now or hereafter authorized, for such consideration as the Board of
Directors of the Corporation (or a committee thereof) may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Maryland General Corporation Law (the "MGCL") or in the Bylaws of the Corporation.

     The following is a description of each class of stock of the Corporation, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption:

1.   Common Stock.
     ------------

     A.   Class A Stock.
          -------------

          Section 1. Voting. Each holder of Class A Stock shall be entitled to one (1) vote for each share of Class A Stock standing in such holder's name on the books of the Corporation on all matters upon which stockholders are entitled to vote. The Class A Stock shall vote on all matters submitted to a vote of stockholders as a single class with the Class B Stock.

          Section 2. Conversion. Commencing on January 1, 1998, each share of Class A Stock may, at the option of the holder of record thereof and without payment of any consideration, be converted into fifty (50) fully paid and nonassessable shares of Class B Stock. Any such conversion may be effected by any holder of Class A Stock surrendering such holder's certificate or certificates representing the Class A Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class A Stock, together with a written notice to the Corporation that such holder elects to convert all or a specified whole number of shares of Class A Stock and stating the name or names in which such holder desires the certificate or certificates representing the Class B Stock to be issued. If so required by the Corporation, any certificate representing shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver or cause to be issued and delivered to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class B Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of such certificate or certificates for Class A Stock and such notice. The person or persons entitled to receive the Class B Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class B Stock on that date.

          The issuance of certificates representing shares of Class B Stock issuable upon the conversion of shares of Class A Stock shall be made without charge to the converting holder; provided, however, that if any certificate is to be issued in a name other than that of the record holder of the shares being converted, the Corporation shall not be required

                                       -2-

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     to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of any tax that may be payable with respect to any transfer involved in the issuance and delivery of such certificate or has established to the satisfaction of the Corporation that such tax has been paid.

          The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class A Stock, a number of shares of Class B Stock equal to fifty (50) times the number of shares of Class A Stock then outstanding and the number of shares of Class A Stock which may be issued upon conversion or exchange of outstanding convertible or exchangeable securities of the Corporation, in addition to the number of shares of Class B Stock then outstanding.

          Section 3. Dividends and Distributions. Holders of Class A Stock shall be entitled to such dividends or other distributions (including liquidating distributions) per share, whether in cash or in kind, in stock (including a stock split) or by any other means, when and as may be authorized by the Board of Directors of the Corporation out of assets or funds of the Corporation legally available therefor. In the event of a stock split or stock dividend, holders of Class A Stock shall only be entitled to receive shares of Class A Stock, unless otherwise specifically designated by resolution of the Board of Directors of the Corporation.

          Section 4. Reclassification. Immediately upon the filing with, and acceptance for record by, the SDAT of these Articles of Amendment and Restatement (the "Effective Time"), each outstanding share and each unissued share of common stock, $0.01 par value per share ("Old Stock"), of the Corporation outstanding immediately prior to the Effective Time, shall be reclassified as, and changed into, one (1) share of Class A Stock of the Corporation. At the Effective Time, each outstanding security of the Company convertible into or exchangeable for shares of Old Stock shall be convertible into or exchangeable for a like number of shares of Class A Stock.

     B.   Class B Stock.
          -------------

          Section 1. Voting. Each holder of Class B Stock shall be entitled to one two-hundredth (1/200th) of a vote for each share of Class B Stock standing in such holder's name on the books of the Corporation on all matters upon which stockholders are entitled to vote. The Class B Stock shall vote on all matters submitted to a vote of stockholders as a single class with the Class A Stock.

          Section 2. Dividends and Distributions. Holders of Class B Stock shall be entitled to dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock (including a stock split), or by any other means, equal to one-fiftieth (1/50th) of the amount per share authorized by the Board of Directors of the Corporation for each share of Class A Stock, and such dividends or distributions with respect to the Class B Stock shall be paid in the same form and at the same time as

                                      -3-
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     dividends or distributions with respect to the Class A Stock; provided, however, that, in the event of a stock split or stock dividend, holders of Class B Stock shall only be entitled to receive shares of Class B Stock, unless otherwise specifically designated by resolution of the Board of Directors of the Corporation, in which case articles supplementary shall be filed with and accepted by the SDAT. At such time as there are no shares of Class A Stock outstanding, holders of Class B Stock shall be entitled to such dividends or other distributions (including liquidating distributions) per share, whether in cash or in kind, in stock (including a stock split) or by any other means, when and as may be authorized by the Board of Directors of the Corporation out of assets or funds of the Corporation legally available therefor.

     C.   Series A Preferred Stock.
          ------------------------

          Section 1. Number of Stock and Designation. This class of preferred stock shall be designated as Series A Cumulative Convertible Redeemable Voting Preferred Stock (the "Series A Preferred Stock") and the number of shares which shall constitute such series shall not be more than 139,000 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

          Section 2. Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

               "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by the Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

               "Call Date" shall have the meaning set forth in Section 5(d).

               "Class A Stock" shall mean the Class A Common Stock of the Corporation, par value $0.01 per share.

               "Class B Stock" shall mean the Class B Common Stock of the Corporation, par value $0.01 per share.

               "Constituent Person" shall have the meaning set forth in Section 6(i).

               "Conversion Price" shall mean the conversion price per share of Class A Stock for which each share of Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to
          Section 6. The initial conversion

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          price shall be $1,312.61 (equivalent to a conversion rate of 0.76184 shares of Class A Stock for each share of Series A Preferred Stock).

               "Current Market Price" of publicly traded common stock or any other class of stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE"), or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading, or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ, or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chairman of the Board or the Board of Directors, or, if no such firm is regularly making a market in such security, the fair market value as determined in good faith by the Board of Directors.

               "Dividend Payment Date" shall mean the last calendar day of March, June, September and December in each year, commencing on the first Dividend Payment Date following the Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

               "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include the first Dividend Payment Date following the Issue Date, and other than the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5, which shall end on and include the Call Date with respect to the shares of Series A Preferred Stock being redeemed).

               "Expiration Time" shall have the meaning set forth in Section 6(g)(iv).

               "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Class A Stock during the five consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the

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          "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Class A Stock trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

               "Fully Junior Stock" shall mean the Class A Stock, the Class B Stock, and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series A Preferred Stock has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

               "Issue Date" shall mean the date on which the applicable Series A Preferred Shares were issued by the Corporation.

               "Junior Stock" shall mean the Class A Stock, the Class B Stock and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

               "Non-Electing Share" shall have the meaning set forth in Section 6(i).

               "Parity Stock" shall have the meaning set forth in Section 8(b).

               "Person" shall mean any individual, firm, partnership, corporation, limited liability company, real estate investment trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

               "Purchased Shares" shall have the meaning set forth in Section 6(g)(iv).

               "Securities" and "Security" shall have the meanings set forth in
          Section 6(g)(iii).

               "Series A Preferred Stock" shall have the meaning set forth in
          Section 1.

               "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or any class or series of stock ranking on a parity with the Series A Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent,

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          then "set apart for payment" with respect to the Series A Preferred
          Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

               "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or, if such securities are not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or, if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded, or, if such securities are not traded in any securities market, any Business Day.

               "Transaction" shall have the meaning set forth in Section 6(i).

               "Transfer Agent" means the Corporation, or such agent or agents of the Corporation as may be designated by the Board of Directors or their designee, as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Stock.

          Section 3.  Dividends.

               (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to 7.50% of the liquidation preference per annum (equivalent to $75.00 per share). Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date following the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series A Preferred Stock as they appear in the records of the Corporation at the close of business on such record dates, not less than 10 nor more than 50 days preceding the corresponding Dividend Payment Dates, as shall be fixed by the Board of Directors. Dividends paid on the Series A Preferred Stock in an amount less than the total amount of dividends accumulated and unpaid on the Series A Preferred Stock shall be declared ratably among all shares of Series A Preferred Stock then outstanding. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the corresponding payment date, as may be fixed by the Board of Directors. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid

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          dividend due with respect to the Series A Preferred Stock which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

               (b) The amount of dividends payable for each full Dividend Period on the Series A Preferred Stock shall be computed by dividing by four the amount per share per annum set forth in Section 3(a). The amount of dividends payable for the initial Dividend Period, or any other period shorter than a full Dividend Period (including, in the case of any redemption, on any Call Date), on the Series A Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock.

               (c) So long as any shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock), except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for the then current Dividend Period and for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series A Preferred Stock and all dividends declared upon any class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Parity Stock.

               (d) So long as any shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Class A Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Stock) by the Corporation or any majority-owned subsidiary of the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding shares of Series A Preferred Stock and

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          any Parity Stock of the Corporation shall have been or
          contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Stock.

          Section 4.  Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of Series A Preferred Stock shall be entitled to receive $1,000 per share of Series A Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but after payment in full of such amounts, such holders in their capacity as such shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such Parity Stock ratably in accordance with the respective amounts that would be payable on the Series A Preferred Stock and any such Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation, but Section 6(i) shall apply to any such transaction, if applicable by its terms.

               (b) Subject to the rights of the holders of any series or class of stock ranking on a parity with or prior to the Series A Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, any series or class of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series A Preferred Stock shall not be entitled to share therein.

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          Section 5.  Redemption at the Option of the Corporation.

               (a) The Series A Preferred Stock shall not be redeemable by the Corporation prior to the third anniversary of the applicable Issue Date. On and after the third anniversary of the applicable Issue Date, the Corporation, at its option, may redeem the Series A Preferred Stock, in whole at any time or from time to time in part at the option of the Corporation, at a redemption price of $1,000 per share of Series A Preferred Stock, plus the amounts indicated in Section 5(b).

               (b) Upon any redemption of Series A Preferred Stock pursuant to this Section 5, the Corporation shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of shares of Series A Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

               (c) If full cumulative dividends on the Series A Preferred Stock and any class or series of Parity Stock of the Corporation have not been declared and paid or declared and set apart for payment, the Series A Preferred Stock may not be redeemed under this Section 5 in part and the Corporation may not purchase or acquire any Series A Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Stock.

               (d) Notice of the redemption of any Series A Preferred Stock under this Section 5 shall be mailed by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 60 nor more than 90 days prior to the date fixed for redemption (the "Call Date"). Neither the failure to mail any notice required by this Section 5(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price;
          (4) the place or places at which certificates for such shares are to be surrendered (which shall be in the continental United States); (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided

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          herein.  Notice having been mailed as aforesaid, from and after the
          Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Stock shall cease (except the rights to convert and to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company located in the continental United States that has capital and surplus of at least $50,000,000, cash necessary for such redemption, in trust for the pro rata benefit of the holders of the shares called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

               (e) Against presentation and surrender in accordance with the notice described in Section 5(d) of the certificates for any shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be redeemed and paid by the Corporation at the redemption price set forth in Section 5. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

               Section 6. Conversion. Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares into Class A Stock, as follows:

               (a) Subject to and upon compliance with the provisions of this
          Section 6, a holder of shares of Series A Preferred Stock shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable shares of Class A Stock obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in Section 6(e)) by surrendering such shares to be converted, such surrender to be made in the manner provided in Section 6(b); provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the 3rd day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash payable upon such redemption under
          Section 5.

               (b) In order to exercise the conversion right, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects to convert such share of Series A Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

               (c) Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such shares of Series A Preferred Stock being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series A Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Class A Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of such shares of Series A Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series A Preferred Stock or for dividends on the Class A Stock issued upon such conversion.

               (d) As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Class A Stock issuable upon the conversion of such shares in accordance with the provisions of this
          Section 6, and any fractional interest in respect of Class A Stock arising upon such conversion shall be settled as provided in Section 6(f).

               (e) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as provided above), and the person or persons in whose name or names any certificate or certificates for shares of Class A Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation.

               (f) No fractional shares or scrip representing fractional interests in respect of Class A Stock shall be issued upon conversion of Series A Preferred Stock. Instead of any fractional interest in respect of Class A Stock that would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Class A Stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

               (g) The Conversion Price shall be adjusted from time to time as follows:

                    (i) If the Corporation shall after March 29, 1996 (A) pay a dividend or make a distribution on the Class A Stock in Class A Stock, (B) subdivide the outstanding Class A Stock into a greater number of shares or (C) combine the outstanding Class A Stock into a smaller number of shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision or combination becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series A Preferred Stock had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision or combination. Adjustments made pursuant to this
               Section 6(g)(i) shall be made successively whenever any event listed above shall occur and shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in Section 6(l)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision or combination.

                    (ii) If the Corporation shall after March 29, 1996 issue
               rights, options or warrants to all holders of Class A Stock entitling them (for a period expiring within 45 days after the record date described below) to subscribe for or purchase Class A Stock at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per share of Class A Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of shares of Class A Stock outstanding on the close of business on the date fixed for such determination and (y) the number of shares of Class A Stock that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Class A Stock would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of shares of Class A Stock outstanding on the close of business on the date fixed for such determination and (y) the number of additional shares of Class A Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustments shall be made successively whenever such rights, options or warrants are issued and shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 6(l)). In the event that all the shares of Class A Stock offered for subscription or purchase are not delivered upon the exercise of such rights, options or warrants, upon the expiration of such rights, options or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect if the numerator and denominator of the foregoing fraction and the resulting adjustment had been based upon the number of shares of Class A Stock actually delivered upon the exercise of such rights, options or warrants, rather than upon the number of shares of Class A Stock offered for subscription or purchase. In determining whether any rights, options or warrants entitle the holders of Class A Stock to subscribe for or purchase Class A Stock at less than 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                    (iii) If the Corporation shall distribute to all holders of Class A Stock any stock of the Corporation (other than Class A Stock) or assets or evidences of its indebtedness (excluding cash dividends or distributions paid with respect to the Class A Stock from the Corporation's retained earnings) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Class A Stock entitling them for a period expiring within 45 days after the record date referred to in Section 6(g)(ii) to subscribe for or purchase Class A Stock, which rights and warrants are referred to in and treated under Section 6(g)(ii) (any of the foregoing being referred to collectively as the "Securities" and individually as a "Security"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Class A Stock on the record date described below less the then fair market value (as determined in good faith by the Board of Directors), of the portion of the stock or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one share of Class A Stock, and the denominator of which shall be the Fair Market Value per share of Class A Stock on the record date described below. Such adjustments shall be made successively whenever any such distribution is made and shall become effective immediately at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such distribution (except as provided in Section 6(l)). For the purposes of this Section 6(g)(iii), the distribution of a Security, which is distributed not only to the holders of Class A Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Class A Stock delivered to a Person converting a share of Series A Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this Section 6(g)(iii); provided that on the date, if any, on which a person converting a share of Series A Preferred Stock would no longer be entitled to receive such Security with a share of Class A Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this Section 6(g)(iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                    (iv) In case a tender or exchange offer made by the
               Corporation or any subsidiary of the Corporation for all or any portion of the Class A Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Class A Stock having a fair market value (as determined in good faith by the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per share of Class A Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 6(g)(iv), by a fraction the numerator of which shall be the number of shares of Class A Stock outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per share of Class A Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Class A Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Class A Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                    (v) No adjustment in the Conversion Price shall be required pursuant to this Section 6(g) unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this Section 6(g)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this
               Section 6 (other than this Section 6(g)(v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Class A Stock. Notwithstanding any other provisions of this Section 6 (including
               Section 6(h)), the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Class A Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Class A Stock under such plan. All calculations under this Section 6 (including Section 6(h)) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-thousandth of a share (with .0005 of a share being rounded upward), as the case may be. Anything in this Section 6(g) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 6(g) and
               Section 6(h), as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of stock, reclassification or combination of stock, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

               (h) In addition to the adjustments provided in Section 6(g), if the Corporation shall after March 29, 1996 issue additional shares of Class A Stock (or securities convertible into or exchangeable for shares of Class A Stock or any options, warrants or other rights to acquire shares of Class A Stock) at a price per share less than the Fair Market Value per share of Class A Stock on the date of such issuance or over a reasonable and customary period preceding such issuance date or the date such issuance is approved by the Board of Directors (except as provided in Section 6(g) and except for (i) options outstanding on March 29, 1996 or thereafter issued to directors, officers, employees and service providers of the Corporation and its affiliates pursuant to any employee benefit stock offering, plan, agreement or arrangement approved by the Board of Directors; (ii) the Series A Preferred Stock or other convertible securities of the Corporation outstanding on March 29, 1996; and (iii) securities of the Corporation issued in accordance with the pricing terms set forth in the Corporation's December 1995 Private Placement Memorandum, as amended and supplemented through March 29, 1996), other than issuances for which an adjustment is made pursuant to other adjustment provisions of this Section 6, then the Conversion Price in effect at the opening of business on the Business Day next following such issuance date shall be adjusted to equal the price determined by multiplying
          (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of shares of Class A Stock outstanding on the close of business on the date fixed for such determination and (y) the number of shares of Class A Stock that the aggregate proceeds to the Corporation from such issuance or from the conversion, exchange or exercise of such convertible or exchangeable securities, options, warrants or other rights would purchase at Fair Market Value, and the denominator of which shall be the sum of (x) the number of shares of Class A Stock outstanding on the close of business on the date fixed for such determination and (y) the number of additional shares of Class A Stock issued or the maximum number initially issuable upon conversion, exchange or exercise of such convertible or exchangeable securities, options, warrants or other rights; provided that (i) the determination as to whether an adjustment is required to be made pursuant to this Section 6(h) shall only be made upon the issuance of such shares of Class A Stock or such convertible or exchangeable securities, options, warrants or other rights and not upon the issuance of the Class A Stock into which such convertible or exchangeable securities convert or exchange or the Class A Stock underlying such options, warrants or other rights, (ii) all shares of Class A Stock issuable upon conversion, exchange or exercise of outstanding convertible or exchangeable securities, options, warrants or other rights shall be deemed outstanding and (iii) if any such convertible or exchangeable securities, options, warrants or rights that shall have given rise to an adjustment pursuant to this Section 6(h) shall have expired or terminated without the exercise thereof, then the Conversion Price shall be readjusted to the Conversion Price which would have been in effect if the numerator and denominator of the foregoing fraction and the resulting adjustment had been based upon the number of shares of Class A Stock actually issued upon the conversion, exchange or exercise thereof, rather than upon the maximum number of shares of Class A Stock initially so issuable. Such adjustments shall be made successively whenever such additional shares of Class A Stock or convertible or exchangeable securities, options, warrants or other rights are issued and shall become effective on the day next following such issuance date (except as provided in Section 6(l)). In determining whether additional shares are issued or issuable at less than the Fair Market Value, the consideration received by the Corporation shall not be reduced by any reasonable discounts, commissions or others expenses allowed, paid or incurred by the Corporation in connection with the issuance thereof and the value of any consideration other than cash shall be determined in good faith by the Board of Directors. In determining whether any security convertible, exchangeable or exercisable into Class A Stock has been issued at a price per share less than the Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon conversion, exchange or exercise of such security, the value of such consideration, if other than cash, to be determined in good faith by the Board of

          Directors. No adjustment in the Conversion Price shall be required pursuant to this Section 6(h) unless such adjustment would require a cumulative decrease of at least 3% in such price; provided however that any adjustments that by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment is made.

               (i) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all shares of Class A Stock, sale of all or substantially all of the Corporation's assets or reorganization, reclassification or recapitalization of the Class A Stock and excluding any transaction to which Section 6(g)(i) applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which all or substantially all shares of Class A Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not redeemed or converted into the right to receive stock, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Class A Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Class A Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Class A Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (a "Non-Electing Share"), then for the purpose of this Section 6(i) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 6(i), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of Series A Preferred Stock that will contain provisions enabling the holders of the shares of Series A Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Class A Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Section 6(i) shall similarly apply to successive Transactions.

               (j)  If:

                    (i) the Corporation shall declare a dividend (or any other distribution) on the Class A Stock; or

                    (ii) the Corporation shall authorize the granting to the
               holders of Class A Stock of rights, options or warrants to subscribe for or purchase any stock of any class or any other rights, options or warrants; or

                    (iii) there shall be any reorganization, reclassification
               or recapitalization of the Class A Stock (other than a transaction to which Section 6(g)(i) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of the outstanding shares of Class A Stock or the sale or transfer of all or substantially all of the Corporation's assets; or

                    (iv) there shall occur the voluntary or involuntary
               liquidation, dissolution or winding up of the Corporation;

          then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of record of Series A Preferred Stock at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter described, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Class A Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reorganization, reclassification, recapitalization, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Class A Stock of record shall be entitled to exchange their Class A Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

               (k) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. As soon as practicable after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holders of record of Series A Preferred Stock at their addresses as shown on the records of the Corporation.

               (l) In any case in which Section 6(g) provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer (but only until five business days following the mailing of the notice described in Section 6(k)) (A) issuing to the holder of any Series A Preferred Stock converted after such record date the additional Class A Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Class A Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fractional interest pursuant to Section 6(f); and in lieu of the shares the issuance of which is so deferred, the Corporation shall issue due bills or other appropriate evidence of the right to receive such shares.

               (m) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action would require adjustment of the Conversion Price pursuant to more than one paragraph of this
          Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

               (n) If the Corporation shall take any action affecting the Class A Stock, other than action described in this Section 6, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

               (o) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of the authorized but unissued shares of Class A Stock, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Class A Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this Section 6(o)(i), the number of shares of Class A Stock that shall be deliverable upon the conversion of all outstanding Series A

               Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                    (ii) The Corporation covenants that any shares of Class A
               Stock issued upon conversion of the Series A Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the shares of Class A Stock deliverable upon conversion of the Series A Preferred Stock, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A Stock at such adjusted Conversion Price.

                    (iii) The Corporation shall endeavor to list the shares of
               Class A Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Class A Stock are listed at the time of such delivery.

                    (iv) Prior to the delivery of any securities that the
               Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

               (p) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Class A Stock or other securities or property on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Class A Stock or other securities or property in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

               (q) If at any time any holder of shares of Series A Preferred Stock is prohibited under the Bank Holding Company Act of 1956, as amended, or any similar statute then in effect, from owning securities constituting or convertible into 5% or more of the outstanding shares of Class A Stock, then the conversion rights of the shares of Series A Preferred Stock held by such holder shall be modified as follows: (i) the number of shares of Series A Preferred Stock held by such holder which may then be converted by such holder without resulting in such holder owning 5% or more of the shares of Class A Stock outstanding after such conversion shall be convertible into shares of Class A Stock in accordance with and subject to the other provisions of this Section 6; and (ii) any shares of Series A Preferred Stock held by such holder in excess of the number of shares which may then be converted as described in clause (i) shall not be convertible into shares of Class A Stock until such time, if any, as (and to the extent that) such shares (A) may be converted without resulting in such holder owning 5% or more of the shares of Class A Stock outstanding after such conversion or (B) are held by a person not prohibited from owning securities constituting or convertible into 5% or more of the outstanding shares of Class A Stock as described above.

          Section 7. Stock To Be Retired. All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Series A Preferred Stock.

          Section 8. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

               (a) prior to the Series A Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

               (b) on a parity with the Series A Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series A Preferred Stock, if the holders of such class or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock");

               (c) junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Stock; and

               (d) junior to the Series A Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Stock.

          Section 9.  Voting.

               (a) So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Corporation's charter, the affirmative vote or consent of at least a majority of the votes entitled to be cast by the holders of Series A Preferred Stock at the time outstanding shall be necessary for effecting or validating:

                    (i) Any amendment, alteration or repeal of any of the
               provisions of subsection C of this Article FOURTH that adversely affects the powers, rights or preferences of the holders of Series A Preferred Stock; provided, however, that the amendment of the provisions of the Corporation's charter so as to authorize or create or to increase the authorized amount of, any Fully Junior Stock, Junior Stock that is not senior in any respect to the Series A Preferred Stock, or any stock of any class ranking on a parity with the Series A Preferred Stock shall not be deemed to adversely affect the powers, rights or preferences of the holders of Series A Preferred Stock; or

                    (ii) The authorization, reclassification  or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class ranking prior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends;

          provided, however, that no such vote of the holders of Series A Preferred Stock shall be required pursuant to Section 9(a)(i) or 9(a)(ii) if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior stock or convertible security is to be made, as the case may be, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding and an amount of cash necessary to effect such redemption is deposited with a bank or trust company located in the continental United States that has capital and surplus of at least $50,000,000, in trust for the pro rata benefit of the holders of the shares called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption.

               (b) The holders of Series A Preferred Stock shall be entitled to vote on the matters set forth in this Section (9)(b) (if and only if the holders of Class A Stock are entitled to vote on any such matter), voting together as a single class with the holders of Class A Stock and the holders of any other class or series of stock having the right to vote together with the holders of Class A Stock on any such matter, except for matters on which the holders of Series A Preferred Stock are entitled to vote as a separate class under Section 9(a) or applicable law. The holder of each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Class A Stock into which such share of Series A Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote, on the following matters (if and only if the holders of Class A Stock are entitled to vote on any such matter):

                    (i) Any amendment, alteration or repeal of any of the
               provisions of the Corporation's charter; or

                    (ii) A consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, or a sale or transfer of all or substantially all of the Corporation's assets, or the liquidation or dissolution of the Corporation;

          provided, however, that the holders of Series A Preferred Stock shall not be entitled to vote on the matters set forth in Section 9(b)(i) if, at or prior to the time when such amendment, alteration or repeal is to take effect, provision is made for the redemption of all shares of Series A Preferred Stock at the time outstanding and an amount of cash necessary to effect such redemption is deposited with a bank or trust company located in the continental United States that has capital and surplus of at least $50,000,000, in trust for the pro rata benefit of the holders of the shares called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption.

               (c) The holder of each share of Series A Preferred Stock shall be entitled to a number of votes equal to one-half of the number of shares of Class A Stock into which such share of Series A Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote, on all matters submitted to a vote of the stockholders of the Corporation except for those matters set forth in Section 9(a) or 9(b), voting together as a single class with the holders of Class A Stock and the holders of any other class or series of stock having the right to vote together with the holders of Class A Stock on any such matter, except for matters on which the holders of Series A Preferred Stock are entitled to vote as a separate class under Section 9(a) or applicable law.

               (d) For purposes of any matter on which the holders of Series A Preferred Stock are entitled to vote as a separate class under Section 9(a) or applicable law, each share of Series A Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote together with the Series A Preferred Stock as a single class on any matter under applicable law (other than on matters specifically set forth in Section 9(a)), then the Series A Preferred Stock and such other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference.

               (e) Notice of any matter which will be submitted to a vote of the stockholders of the Corporation shall be mailed by first-class mail to each holder of record of Series A Preferred Stock at the address of each such holder as shown on the Corporation's records, not less than 10 nor more than 90 days prior to the record date for determining the stockholders entitled to vote on such matter.

          Section 10. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

          Section 11. Sinking Fund. The Series A Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

     FIFTH:

     Section 1. Definitions. For the purposes of this Article FIFTH, the following terms shall have the following meanings:

          "Adoption Date" shall mean the date on which these Articles of Amendment and Restatement are filed with, and accepted for record by, the SDAT.

          "Beneficial Ownership" shall mean, except as provided below in the following sentence, ownership of Shares by a Person, or Persons acting as a group, who would be treated as an owner of such Shares either (i) directly, (ii) constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, or (iii) beneficially as defined under Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. However, Section 544 of the Code will be modified such that no corporate shareholder of an Excluded Holder owning directly or indirectly less than 10% of the stock of such Excluded Holder will be treated as owning any of the stock of the Corporation owned by such Excluded Holder so long as no individual directly or indirectly owns 50 percent or more in value of the stock of such corporate shareholder. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have the correlative meanings.

          "Charitable Beneficiary" shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board of Directors as the beneficiary or beneficiaries of the Excess Share Trust.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Excess Shares" shall mean Shares resulting from an exchange described in Section 3 of this Article FIFTH; provided, that nothing contained in this Article FIFTH shall be construed to create a class of securities of the Corporation separate to the Shares and any references to "exchanges" of Shares for Excess Shares shall be solely for purposes of reference in this Article FIFTH.

          "Excess Share Trust" shall mean the trust created pursuant to Section 3 and Section 15 of this Article FIFTH.

          "Excess Share Trustee" shall mean a person, who shall be unaffiliated with the Corporation, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board of Directors as the trustee of the Excess Share Trust.

          "Excluded Holder" shall mean Security Capital U.S. Realty, a Luxembourg corporation.

          "Existing Holder" shall mean any Person (other than an Excluded Holder) who is, or would be upon the exchange or conversion of any security of the Corporation, the Beneficial Owner of Shares in excess of the Ownership Limit both upon and immediately after the Adoption Date, so long as, but only so long as, such Person Beneficially Owns or would, upon exchange or conversion of any security of the Corporation, Beneficially Own Shares in excess of the Ownership Limit.

          "Existing Holder Limit" for any Existing Holder shall mean the percentage of the outstanding Shares Beneficially Owned, or which would be Beneficially Owned upon the exchange or conversion of any security of the Corporation, by such Existing Holder upon and immediately after the Adoption Date, and, after any adjustment pursuant to Section 9 of this Article FIFTH, shall mean such percentage of the outstanding Shares as so adjusted. Any Existing Holder Limit shall not be modified except as provided in Section 9 of this Article FIFTH. From the Adoption Date until the Restriction Termination Date, the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

          "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange for Shares on the trading day immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the last reported sales price for Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Board of Directors.

          "Ownership Limit" shall initially mean 9.8%, in number of Shares or value, of the outstanding Shares, and after any adjustment as set forth in
Section 9 of this Article FIFTH, shall mean such greater percentage of the outstanding Shares as so adjusted. The number and value of the outstanding Shares of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in Section 3 of this Article FIFTH, the beneficial holder of the Shares, if such Transfer had been valid under Section 2 of this Article FIFTH.

          "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined below in Section 3 of this Article FIFTH, the record holder of the Shares, if such Transfer had been valid under Section 2 of this Article FIFTH.

          "REIT" shall mean a real estate investment trust under Section 856 of the Code.

          "REIT Provisions of the Code" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

          "Restriction Termination Date" shall mean the first day after the Adoption Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, assist the Corporation's investees in qualifying as REITs.

          "Shares" shall mean the shares of the Corporation's common stock as may be authorized and issued from time to time pursuant to Article FOURTH.

          "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, but excluding the exchange or conversion of any security of the Corporation for Shares and (c) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have the correlative meanings.

     Section 2.  Ownership Limitation.

          (A) Except as provided in Section 12 and Section 20 of this Article FIFTH and subject to clause (E) of this Section 2, from the Adoption Date until the Restriction Termination Date, no Person or Persons acting as a group (other than an Excluded Holder or an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit.

          (B) Except as provided in Section 12 and Section 20 of this Article FIFTH and subject to clause (E) of this Section 2, from the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Excluded Holder or an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

          (C) Except as provided in Section 12 and Section 20 of this Article FIFTH and subject to clause (E) of this Section 2, from the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Shares.

          (D) Subject to Section 12 of this Article FIFTH from the Adoption Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Corporation to be "closely held" within the meaning of
Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

          (E) Nothing contained in this Article FIFTH shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other securities exchange or interdealer quotation system on which the Shares are then listed or traded. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article FIFTH and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article FIFTH.

     Section 3.  Excess Shares.

          (A) If, notwithstanding the other provisions contained in this Article FIFTH, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer such that (i) any Person (other than an Excluded Holder or an Existing Holder) would Beneficially Own Shares in excess of the applicable Ownership Limit or (ii) any Existing Holder would Beneficially Own Shares in excess of the applicable Existing Holder Limit, then, except as otherwise provided in Section 12 of this Article FIFTH, Shares directly owned by such

Person or Existing Holder, as the case may be, shall be automatically exchanged for an equal number of Excess Shares until such Person or Existing Holder, as the case may be, does not own Shares in excess of the applicable Ownership Limit or Existing Holder Limit. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after exchanging all of the Shares owned directly by a Person or Existing Holder such Person or Existing Holder still owns Shares in excess of the applicable Ownership Limit or Existing Holder Limit, Shares owned by such Person or Existing Holder constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, shall be exchanged for an equal number of Excess Shares until such Person or Existing Holder, as the case may be, does not own Shares in excess of the applicable Ownership Limit or Existing Holder Limit. Where such Person or Existing Holder owns Shares constructively through one or more Persons and the Shares held by such other Persons must be exchanged for an equal number of Excess Shares, the exchange of Shares by such other Persons shall be pro rata. However, if such Person or Existing Holder owns Shares constructively through an Excluded Holder, the Excluded Holder shall not have to exchange its Shares for Excess Shares and the exchange shall be pro rata among the other Persons.

          (B) If, notwithstanding the other provisions contained in this Article FIFTH, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer of Shares or any sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect shareholder of the Corporation which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then any Shares being Transferred which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares and be treated as provided in this Article FIFTH. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after the exchange of any such Shares, the Corporation is still "closely held" within the meaning of Section 856(h) of the Code, any individual whose Beneficial Ownership of Shares in the Corporation increased as a result of the sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect shareholder of the Corporation and is one of the five individuals who caused the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, shall exchange Shares owned directly for an equal number of Excess Shares until the Corporation is not "closely held" within the meaning of
Section 856(h) of the Code. Where several similarly situated individuals exist, the exchange shall be pro rata. If, after applying the foregoing provisions the Corporation is still "closely held" within the meaning of Section 856(h) of the Code, any Shares constructively owned by such individuals shall be exchanged for Excess Shares (other than Shares held by an Excluded Holder), on a pro rata basis among similarly situated individuals, until the Corporation is not "closely held" within the meaning of Section 856(h) of the Code.

          (C) If, at any time after the Adoption Date until the Restriction Termination Date, an event other than a purported Transfer (an "Event") occurs which would (i) cause any Person (other than an Excluded Holder or an Existing Holder) to Beneficially Own Shares in excess of the Ownership Limit or (ii) cause an Existing Holder to Beneficially Own Shares in excess of the Existing Holder Limit, then, except as otherwise provided in
Section 12 of this Article FIFTH, Shares Beneficially Owned by such Person or Existing Holder, as the case may be, shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are exchanged, Shares Beneficially Owned by any Person who caused the Event to occur shall be exchanged before any Shares not so held are exchanged. Where several similarly situated Persons exist, the exchange shall be pro rata. If any Person is required to exchange Shares pursuant to this Clause (C) of this Section 3 of this Article FIFTH, such Person shall first exchange Shares directly held by such Person before exchanging Shares held constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. Where such Person or Existing Holder owns Shares constructively through one or more Persons and the Shares held by such other Persons must be exchanged for an equal number of Excess Shares, the exchange of Shares by such other Persons shall be pro rata. However, if such Person or Existing Holder owns Shares constructively through an Excluded Holder, the Excluded Holder shall not have to exchange its Shares for Excess Shares and the exchange shall be pro rata among the other Persons.

     Section 4. Prevention of Transfer. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 2 of this Article FIFTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or beneficial ownership (determined without reference to any rules of attribution) of any Shares in violation of Section 2 of this Article FIFTH, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of Section 2 of this Article FIFTH shall automatically result in the designation and treatment described in Section 3 of this Article FIFTH, irrespective of any action (or non-action) by the Board of Directors.

     Section 5. Notice to Corporation. Any Person who acquires or attempts to acquire Shares in violation of Section 2 of this Article FIFTH, or any Person who is a transferee such that Excess Shares result under Section 3 of this Article FIFTH, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 30 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the status of the Corporation's investees as REITs.

     Section 6. Information for Corporation. From the Adoption Date until the Restriction Termination Date, each Person who is a Beneficial Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial Owner shall provide to the Corporation in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board of Directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the status of the Corporation's investees as REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     Section 7. Other Action by Board. Subject to Section 2 of this Article FIFTH, nothing contained in this Article FIFTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the status of the Corporation's investees as REITs, provided, however, that no provision of this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

     Section 8. Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article FIFTH, including any definition contained in Section 1, the Board of Directors shall have the power to determine the application of the provisions of this Article FIFTH with respect to any situation based on the facts known to it.

     Section 9. Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

          (A) Subject to the limitations provided in Section 11 of this Article FIFTH, the Board of Directors may grant options which result in Beneficial Ownership of Shares by an Excluded Holder or Existing Holder pursuant to an option plan approved by the Board of Directors and/or the stockholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 11 to permit the Beneficial Ownership of the Shares issuable upon the exercise of such option.

          (B) Subject to the limitations provided in Section 11 of this Article FIFTH, an Excluded Holder and an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board of Directors which results in Beneficial Ownership of Shares by such participating Excluded Holder or Existing Holder. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 11 of this Article FIFTH to permit Beneficial Ownership of the Shares acquired as a result of such participation.

          (C) The Board of Directors will reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article FIFTH by such Existing Holder by the percentage of the outstanding Shares so Transferred or after the lapse (without exercise) of an option described in Clause (A) of this
Section 9 of this Article FIFTH by the percentage of the Shares that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

     Section 10. Increase or Decrease in Ownership Limit. Subject to the limitations provided in Section 11 of this Article FIFTH, the Board of Directors may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive

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

change in existing law that would require a decrease to retain the REIT status of the Corporation's investees, in which case such decrease shall be effective immediately).

     Section 11.  Limitations on Changes in Existing Holder and Ownership
Limits.

          (A) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five individual Beneficial Owners of Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

          (B) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Sections 9 or 10 of this Article FIFTH, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the status of the Corporation's investees as REITs.

          (C) No Ownership Limit may be increased to a percentage which is greater than 9.9%.

     Section 12. Waivers by the Board. The Board of Directors with a ruling from the Internal Revenue Service, an opinion of counsel to the effect that such exemption will not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or such other evidence as the Board of Directors deems necessary in its sole discretion may exempt, on such conditions and terms as the Board of Directors deems necessary in its sole discretion, a Person from the Ownership Limit or the Existing Holder Limit, as the case may be, if the Board of Directors obtains such representations and undertakings from such Person as the Board of Directors may deem appropriate and such Person agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person for Excess Shares in accordance with Section 3 of this Article FIFTH.

     Section 13. Legend. Each certificate for Shares shall bear substantially the following legend:

     The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's assistance in the maintenance of its investees' status as real estate investment trusts under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the charter of the Corporation, no Person may Beneficially Own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the number or value of the outstanding Shares of the Corporation (unless such Person is an Existing Holder or an Excluded Holder). Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Corporation in writing at least 30 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the charter of the

     Corporation, a copy of which, including the restrictions on transfer, will be furnished to each stockholder on request and without charge. If the restrictions on transfer are violated, the securities represented hereby will be designated and treated as Excess Shares which will be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

     Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement of the restrictions on transferability of the Shares to any stockholder on request and without charge.

     Section 14. Severability. If any provision of this Article FIFTH or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

     Section 15. Transfer of Excess Shares. Upon any purported Transfer that results in Excess Shares pursuant to Section 3 of this Article FIFTH, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of a special trust for the exclusive benefit of the Charitable Beneficiary or Charitable Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to Section 3 of this Article FIFTH. Excess Shares so held in trust shall be issued and outstanding Shares of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as provided in Section 18 of this Article FIFTH.

     Section 16. Distributions on Excess Shares. Any dividends (whether taxable as a dividend, return of capital or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (1) the amount of any distribution made upon liquidation, dissolution or winding up or (2) the price paid by the Purported Record Transferee for the Shares, or if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Corporation that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to the Excess Share Trust for the benefit of the Charitable Beneficiary.

     Section 17. Voting of Excess Shares. The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. Subject to applicable law, any vote taken by a Purported Record Transferee prior to the discovery by the Corporation that the Excess Shares were held in trust will be rescinded ab initio. The owner of the Excess Shares will be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

     Section 18. Non-Transferability of Excess Shares. Excess Shares shall be transferable only as provided in this Section 18. At the direction of the Corporation, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a Person whose ownership of the Shares will not violate the Ownership Limit or Existing Holder Limit. If such a transfer is made to a Person, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust, and (2) the price received by the Excess Share Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee will be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Corporation must have waived in writing its purchase rights under Section 19.
It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section against the Charitable Beneficiary.

     If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Corporation.

     Section 19. Call by Corporation on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and (b) the Market Price of the Shares to which such Excess Shares relates on the date the Corporation, or its designee, accepts such offer (the "Redemption Price"). The Corporation shall have the right to accept such offer for a period of ninety days after the later of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Board of Directors determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer pursuant to Section 5 of this Article FIFTH but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 18 of this Article FIFTH. Unless the Board of Directors determines that it is in the interests of the Corporation to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board of Directors at any time up to but not later than the five years after the date the Corporation accepts the offer to purchase the Excess Shares. In no event shall the Corporation have an obligation to pay interest to the Purported Record Transferee.

     Section 20. Underwritten Offerings. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering; provided that the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

     SIXTH:  The Corporation shall have perpetual existence.

     SEVENTH: The number of directors of the Corporation is currently nine (9), which number may be increased or decreased from time to time by the vote of a majority of the entire Board of Directors, but such number shall in no case be less than three (3). Any such increase or decrease shall not affect the term of any director then in office.

     The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1997, 1998 and 1999 annual meetings of stockholders, Class I directors, Class II directors and Class III directors, respectively, shall be elected for three-year terms. At each succeeding annual meeting of stockholders, beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the authorized number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall serve until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal. The name and class of each director who is currently serving are:

              Name                   Class
              ----                   -----

              Samuel W. Bodman          I
              Hermann Buerger           I
              John P. Frazee, Jr.       I
              Cyrus F. Freidheim, Jr.  II
              H. Laurence Fuller       II
              Ray L. Hunt              II
              John T. Kelley, III     III
              William D. Sanders      III
              Peter S. Willmott       III

     EIGHTH: The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

     NINTH: To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Maryland corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article NINTH, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article NINTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     TENTH: The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the contract rights, as expressly set forth in this charter, of any outstanding shares of stock. All rights and powers conferred by the charter of the Corporation on stockholders, directors and officers are granted subject to this reservation. The Board of Directors reserves the power to adopt, alter and repeal the Bylaws of the Corporation after the organizational meeting of the Board of Directors.

     ELEVENTH: Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on the matter.

     TWELFTH: In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of preferred stock whose preferential rights upon dissolution are superior to those receiving the distribution shall not be added to the Corporation's total liabilities.

     THIRTEENTH: The provisions of Title 3, Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Special Voting Requirements" (Section 3-601 through and including Section 3-604), shall not apply to any business combination between or among the Corporation and Security Capital U.S. Realty, a Luxembourg corporation, and their respective affiliates and successors.

     3. The amendment to and restatement of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

     4. The current address of the principal office of the Corporation is as set forth in Article THIRD of the foregoing amendment and restatement of the charter.

     5. The name and address of the Corporation's current resident agent is as set forth in Article THIRD of the foregoing amendment and restatement of the charter.

     6. The number of directors of the Corporation and the names of those currently in office are as set forth in Article SEVENTH of the foregoing amendment and restatement of the charter.

     7. The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment was 20,000,000 shares of Common Stock, $0.01 par value per share. The aggregate par value of all shares of stock having par value was $200,000.

     8. The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter of the Corporation is 250,000,000, consisting of 20,000,000 shares of Class A Common Stock, $0.01 par value per share, 229,861,000 shares of Class B Common Stock, $0.01 par value per share, and 139,000 shares of Series A Cumulative Convertible Redeemable Voting Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $2,500,000.

     9. The undersigned Chairman acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chairman and attested to by its Secretary on this 17th day of April, 1997.


                                 SECURITY CAPITAL GROUP INCORPORATED



                                 By: /s/ WILLIAM D. SANDERS
                                     ---------------------- (SEAL)
                                     William D. Sanders
                                     Chairman



ATTEST:



/s/ JEFFREY A. KLOPF
--------------------
Jeffrey A. Klopf
Secretary

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